Exhibit 99.1

Net Asset Value

We calculate net asset value per share in accordance with valuation policies and procedures that have been approved by our board of directors. Our GAAP net asset value (“GAAP Net Asset Value”) is our net asset value determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Our Transactional Net Asset Value is calculated by adjusting our GAAP Net Asset Value as of the relevant valuation date for (i) the recognition of the shareholder servicing fees and distribution fees on a monthly basis as such fees are accrued, (ii) the exclusion of tax liabilities of certain taxable subsidiaries through which the Company holds Infrastructure Assets that are contingent upon the expected manner of the divestment of the associated underlying Infrastructure Asset and are not expected to be recognized by the Company (although the current tax liabilities of any such taxable subsidiaries may be taken into account in determining the fair value of the associated underlying Infrastructure Assets) and (iii) effective January 1, 2026, the capitalization and amortization of certain financing and acquisition-related costs incurred in connection with the acquisition of certain assets (and thus recognized as a deduction to the Transactional Net Asset Value over time) over a period not exceeding ten years. The following table provides a breakdown of the major components of our Transactional Net Asset Value as of September 30, 2026 and June 30, 2026 ($ in thousands, except shares):

Components of Transactional Net Asset Value	September 30, 2026	June 30, 2026
Investments at fair value (cost of $6,833,028 and $5,853,672, respectively)	$8,269,678	$6,978,804
Cash and cash equivalents	906,881	1,215,337
Foreign currencies at fair value (cost of $159 and $159, respectively)	158	158
Other assets	65,982	68,714
Other liabilities	(140,033)	(116,772)
Accrued performance participation allocation	(99,866)	(57,936)
Management fee payable	(7,196)	(12,767)
Accrued shareholder servicing fees and distribution fees (1)	(6,645)	(6,059)
Transactional Net Asset Value	$8,988,959	$8,069,479
Number of outstanding shares	288,316,879	265,081,079

(1) Shareholder servicing fees apply only to Class S Shares, Class U Shares, Class D Shares, Class R-S Shares and Class R-D Shares. Distribution fees apply only to Class S Shares, Class R-S Shares and Class U Shares. For purposes of Transactional Net Asset Value, we recognize shareholder servicing fees and distribution fees as a reduction to Transactional Net Asset Value on a monthly basis as such fees are accrued. For purposes of GAAP Net Asset Value, we accrue the cost of the shareholder servicing fees and distribution fees, as applicable, for the estimated life of the shares as an offering cost at the time we sell Class S Shares, Class U Shares and Class D Shares.

The following table provides a breakdown of our total Transactional Net Asset Value and our Transactional Net Asset Value per share by class as of September 30, 2026 ($ in thousands, except shares and per share data):

Transactional Net Asset Value Per Share	Class I-Shares 1	Class S Shares	Class U Shares	Class R Shares	Class D Shares	Class F Shares	Class G Shares	Class H Shares	Total
Monthly Transactional Net Asset Value	$3,240,862	$3,057,604	$1,449,641	$917,882	$194,485	$128,481	$2	$2	$8,988,959
Number of outstanding shares	104,101,284	98,130,706	46,532,572	29,441,145	6,250,383	3,860,709	40	40	288,316,879
Transactional Net Asset Value per Share as of September 30, 2026	$31.13	$31.16	$31.15	$31.18	$31.12	$33.28	$37.83	$37.82

The following table provides a breakdown of our total Transactional Net Asset Value and our Transactional Net Asset Value per share by class as of June 30, 2026 ($ in thousands, except shares and per share data):

Transactional Net Asset Value Per Share	Class I-Shares 1	Class S Shares	Class U Shares	Class R Shares	Class D Shares	Class F Shares	Class G Shares	Class H Shares	Total
Monthly Transactional Net Asset Value	$2,752,032	$2,704,953	$1,426,344	$898,754	$173,046	$114,348	$1	$1	$8,069,479
Number of outstanding shares	90,515,446	88,898,650	46,902,266	29,528,282	5,693,820	3,542,535	40	40	265,081,079
Transactional Net Asset Value per Share as of June 30, 2026	$30.40	$30.43	$30.41	$30.44	$30.39	$32.28	$36.34	$36.34

Reconciliation of Transactional Net Asset Value to GAAP Net Asset Value

The following table reconciles GAAP Net Asset Value to our Transactional Net Asset Value as of September 30, 2026 and June 30, 2026 ($ in thousands):

	As of September 30, 2026	As of June 30, 2026
GAAP Net Asset Value	$8,716,707	$7,811,645
Adjustment:
Accrued shareholder servicing fees and distribution fees (1)	238,980	224,452
Deferred tax liabilities of certain taxable subsidiaries (2)	19,757	19,434
Unamortized financing and acquisition-related costs (3)	13,515	13,948
Transactional Net Asset Value	$8,988,959	$8,069,479

(1) Represents an adjustment to reflect Shareholder servicing fees and distribution fees related to Class S Shares, Class U Shares and Class D Shares sold as they are accrued on a monthly basis.

(2) Represents an adjustment to exclude tax liabilities of certain taxable subsidiaries through which the Company holds Infrastructure Assets that are contingent upon the expected manner of the divestment of the associated underlying Infrastructure Assets and are not reasonably expected to be recognized by the Company.

(3) Represents unamortized financing and acquisition-related costs incurred in connection with the acquisition of certain assets over a period not exceeding ten years.

Valuation Methodologies and Significant Inputs

The following table presents additional information about valuation methodologies and significant inputs used for Infrastructure Assets that are valued at fair value as of September 30, 2026 and June 30, 2026:

		As of September 30, 2026		As of June 30, 2026
Valuation Methodology & Inputs	Unobservable Input(s) (1)	Weighted Average (2)	Range	Weighted Average (2)	Range
Inputs to market comparables, discounted cash flow and transaction price/other	Weight Ascribed to Market Comparables	0.8%	0.0% - 25.0%	1.0%	0.0% - 25.0%
	Weight Ascribed to Discounted Cash Flow	94.6%	0.0% - 100.0%	91.0%	0.0% - 100.0%
	Weight Ascribed to Transaction Price/Other	4.6%	0.0% - 100.0%	8.0%	0.0% - 100.0%

Market Comparables	Enterprise Value / Forward EBITDA Multiple	20.2x	16.3x - 20.5x	18.9x	17.0x - 19.0x

Discounted Cash Flow	Weighted Average Cost of Capital (3)	12.0%	6.3% - 25.6%	11.6%	6.0% - 25.8%
	Enterprise Value / EBITDA Exit Multiple (4)	14.5x	5.7x - 23.8x	13.9x	5.5x - 23.8x

(1) In determining the inputs, management evaluates a variety of factors including economic conditions, industry and market developments, market valuations of comparable companies, and company-specific developments including exit strategies and realization opportunities. The Company’s manager (the “Manager”) has determined that market participants would take these inputs into account when valuing the investments.

(2) Inputs are weighted based on fair value of the investments included in the range.

(3) Inputs include unlevered discount rate for certain Infrastructure Assets.

(4) Inputs include exit multiple of net operating income rate for certain Infrastructure Assets.

The Manager is ultimately responsible for our net asset value calculations.

Valuations involve subjective judgments and may not accurately reflect realizable value. The assumptions above are determined by the Manager and reviewed by our independent valuation advisor. A change in these assumptions or factors would impact the calculation of the value of our assets. For example, assuming all other factors remain unchanged, the changes listed below would result in the following effects on our asset values as of September 30, 2026 and June 30, 2026:

	As of September 30, 2026		As of June 30, 2026
Input	Hypothetical Change	Infrastructure Asset Values	Hypothetical Change	Infrastructure Asset Values
Weighted Average Cost of Capital (1)	0.25% decrease	+2.54%	0.25% decrease	+2.59%
	0.25% increase	-2.52%	0.25% increase	-2.52%

(1) Inputs include unlevered discount rate for certain Infrastructure Assets.